UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2020

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Strawinskylaan 913 Tower A, Level 9 1077 XX Amsterdam The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2020, Core Laboratories N.V. (the “Company”) entered into an amendment to the March 1, 2019 Employment Agreement, by and between the Company and President and Chief Operating Officer, Mr. Lawrence V. Bruno (the “Amendment”). The Amendment increases Mr. Bruno’s maximum annual bonus from 180% to 200% of his annual base salary.

The description above of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1Amendment to Employment Agreement, by and between Core Laboratories N.V. and Lawrence V.

Bruno, dated March 1, 2020.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

10.1	Amendment to Employment Agreement, by and between Core Laboratories N.V. and Lawrence V. Bruno, dated March 1, 2020 *
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: March 5, 2020	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer